UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 3, 2011 (September 27, 2011)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 2.06	Material Impairments

On September 27, 2011, PeoplesBank, A Codorus Valley Company, the wholly-owned subsidiary of Codorus Valley Bancorp, Inc. (Corporation), determined to record a $1,075,000 charge-off to the Allowance for Loan Losses for impairment to the value of real estate collateral supporting a $4,842,000 nonperforming commercial loan. An allowance of $675,000 was established for this loan as reported in the Corporation’s Form 10-Q for period ended June 30, 2011. Also on September 27, 2011, a determination was made to record a $900,000 charge-off to the Allowance for Loan Losses for impairment to the value of real estate collateral supporting a $1,787,000 nonperforming commercial loan relationship. An allowance of $500,000 was established for this loan as reported in the Corporation’s Form 10-Q for period ended June 30, 2011. The charge-offs for both loans were deemed necessary to reflect widespread deterioration in real estate values. The estimated provision expense for the quarter ended September 30, 2011, is expected to total approximately $1,805,000. In spite of the foregoing, the Corporation expects to be profitable for the third quarter and additional financial information will be released upon declaration of the cash dividend later this month.

As reported in the Corporation’s Form 10-Q under the Nonperforming Assets section for period ended June 30, 2011, PeoplesBank owns a 27 percent participation interest in a commercial real estate loan of which PeoplesBank’s share of the outstanding principal balance of the loan relationship was $4,266,000. The borrower has consistently made the required interest and principal payments. Presently, all covenants of the loan contract are being met and PeoplesBank believes future payments by the borrower are reasonably assured. Accordingly, PeoplesBank has returned its portion of the loan’s principal balance totaling $4,226,000 at September 30, 2011, to interest accruing status on that date.

Primarily as a result of the foregoing transactions, the Corporation estimates that its nonperforming assets ratio at September 30, 2011 will approximate 4.00 percent, representing a significant decrease from the 5.11 percent ratio reported at June 30, 2011. The nonperforming assets ratio is nonperforming assets (i.e., non-accrual loans, loans 90 days or more past due, net foreclosed real estate and non-accruing troubled debt restructurings) as a percentage of total period-end loans and net foreclosed real estate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: October 3, 2011	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)